Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
	§	(Jointly Administered)
Debtors.[1]	§
§

SUPPLEMENT TO DISCLOSURE STATEMENT

FOR FOURTH AMENDED JOINT CHAPTER 11 PLAN

OF CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

THE DEBTORS, THE AD HOC NOTEHOLDER GROUP, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, AND THE OFFICIAL EQUITY COMMITTEE RECOMMEND THAT HOLDERS OF CLAIMS OR INTERESTS VOTE TO ACCEPT THE PLAN.

The Special Committee of the Board of Directors of Core Scientific, Inc. has unanimously approved the transactions contemplated by the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated December 26, 2023 (Docket No. 1622) (including any exhibits and schedules thereto and as may be further modified, amended, or supplemented from time to time, the “Plan”), which is attached hereto as Exhibit A.2 The Debtors support confirmation of the Plan and urge all Holders of Claims or Interests whose votes are being solicited to vote to ACCEPT the Plan. The Debtors believe the Plan, including the modifications described herein, is in the best interests of all stakeholders and provides the highest and best recovery for all Holders of Claims or Interests.

The following parties have agreed to support and/or vote in favor of the Plan, subject to the terms and provisions of that certain Restructuring Support Agreement dated as of November 16, 2023 (including any exhibits thereto and as subsequently amended and as may be further

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

2

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Disclosure Statement, as applicable. To the extent any inconsistencies exist between this Supplement and the Plan, the Plan will govern.

modified, amended, or supplemented from time to time, and together with all exhibits and schedules thereto, the “RSA”):

•

the Convertible Noteholders that are members of the Ad Hoc Noteholder Group and comprise (a) 93% of the Holders of the April Convertible Notes Secured Claims and (b) 80% of the Holders of the August Convertible Notes Secured Claims; and

•	the Equity Committee and the members of the Equity Committee, excluding Foundry Digital LLC.[3]

The Creditors’ Committee believes confirmation of the Plan is in the best interests of the Debtors’ unsecured creditors and recommends that all Holders of Claims in Classes 8A and 8B vote to ACCEPT the Plan. You are encouraged to read the Creditor’s Committee’s recommendation, attached hereto as Exhibit C (which replaces and supersedes the Creditors’ Committee’s recommendation in section I(D) of the Disclosure Statement).

The Settling Equipment Lenders also support the Plan and have agreed to vote in favor of the Plan.

I.

EXECUTIVE SUMMARY

Core Scientific, Inc. and its direct and indirect subsidiaries that are debtors and debtors in possession in the above captioned chapter 11 cases (collectively, the “Debtors” and, on or after the Effective Date, the “Reorganized Debtors”) prepared and filed the Plan, which updated the Third Amended Plan (as defined below) to incorporate the terms of a global settlement (the “GUC Settlement”)4 between (i) the Debtors, (ii) the Creditors’ Committee and the members thereof, (iii) B. Riley Commercial Capital, LLC, and BRF Finance Co., LLC (and any assignees thereof) (“B. Riley”), which is the Debtors’ largest unsecured creditor, (iv) the Ad Hoc Noteholder Group, and (v) the Equity Committee following a successful mediation held before the Honorable Judge Marvin Isgur (the “GUC Mediation”).

This supplement to the Disclosure Statement (this “Supplement”) describes changes made to the Plan to reflect the GUC Settlement, the impact on estimated recoveries, and other important disclosures.

Please note that the Voting Deadline has been extended from December 13, 2023 to January 11, 2024 at 5:00 p.m. (prevailing Central Time) (the “Voting Deadline”) for all Classes of Claims or Interests:

[3]

Although Foundry is not party to the RSA, the Debtors and Foundry have reached an agreement in principle that, subject to the Court’s approval and the occurrence of the Effective Date, would resolve Foundry’s claims. As part of such settlement, Foundry would agree to support the Plan.

[4]

See Joint Notice of Agreement in Principle Regarding Terms of Global Plan Settlement Between the Debtors, Creditors’ Committee, Ad Hoc Noteholder Group, Equity Committee, Equity Committee Members, and B. Riley (Docket No. 1574).

Holders of Claims (but not Holders of Existing Common Interests in Class 12) that (i) have already submitted a Ballot and (ii) do not wish to change their vote, do not need to submit a new Ballot. However, any Holder of Claims that (x) has not submitted a Ballot or (y) has submitted a Ballot but now wishes to change its vote, must submit its Ballot so that it is received by the Voting Agent on or before the Voting Deadline.

Any Holder of an Existing Common Interest in Class 12 that wishes to vote on the Plan, must submit a Ballot so that it is received by the Voting Agent on or before the Voting Deadline regardless of whether such Holder has previously submitted a Ballot. Any Ballots previously submitted by Holders in Class 12 will not be counted.

The Opt-Out Deadline for all Holders of Claims or Interests and Other Beneficial Holders has been extended from December 13, 2023 to January 11, 2024. Any Holder or Other Beneficial Owner that has submitted an Opt-Out Form will not be required to submit an additional Opt-Out Form to render such Holder’s or Other Beneficial Owner’s opt out effective.

A. Third Amended Plan and Solicitation

On November 17, 2022, the Bankruptcy Court entered an order (Docket No. 1447) (the “Disclosure Statement Order”) that, among other things, conditionally approved the Disclosure Statement for Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1439) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented, the “Disclosure Statement”). The Disclosure Statement is incorporated herein by reference.

The Debtors thereafter commenced solicitation of the Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated November 16, 2023 (Docket No. 1438) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented, the “Third Amended Plan”) by mailing copies of the applicable Ballot, the Disclosure Statement, the Third Amended Plan, and other approved solicitation materials to Holders of Claims or Interests in Class 1 (April Convertible Notes Secured Claims), Class 2 (August Convertible Notes Secured Claims), Class 3 (Miner Equipment Lender Secured Claims), Class 5 (M&M Lien Secured Claims), Class 6 (Secured Mortgage Claims), Class 8 (General Unsecured Claims), Class 11 (Section 510(b) Claims), and Class 12 (Existing Common Interests).

On December 4, 2023, the Debtors posted a presentation (along with an accompanying webcast) summarizing certain aspects of the Plan and Disclosure Statement on the Debtors’ website and filed such presentation with the Bankruptcy Court (Docket No. 1502, Exhibit A), which is incorporated herein by reference.

B. Plan Modifications Related to the GUC Settlement

On December 18, 2023, the parties to the GUC Settlement reached an agreement in principle with respect to a global settlement of all disputes, claims, and controversies between them (except for any claims (i) held by the Debtors against Sphere 3D Corp. or (ii) held by Sphere 3D Corp. against the Debtors), including those related to the Third Amended Plan and the settlements contemplated thereunder relating to valuation and the treatment of Claims, among other issues. On December 26, 2023, the Debtors filed the Plan reflecting the terms of the GUC

Settlement and certain other modifications described herein (collectively, the “Plan Modifications”). An updated table summarizing the treatment, classification, and impairment of Claims or Interests is attached hereto as Exhibit B (the “Plan Treatment Summary”). A redline reflecting the Plan Modifications, as compared to the Third Amended Plan, is attached hereto as Exhibit D. A supplemental disclosure of certain tax consequences associated with the Plan Modifications is also attached hereto as Exhibit E (the “Tax Disclosures”). An updated chart summarizing the Debtors’ estimated capital structure upon the Effective Date, assuming an Effective Date of January 22, 2024, is attached hereto as Exhibit F. An updated chart detailing the percentage of New Common Interests the Debtors estimate will be held by various parties as of the Effective Date, based on certain assumptions, is attached hereto as Exhibit G. Exhibits A through G shall replace and supersede the applicable Exhibit or section of the Disclosure Statement.

The GUC Settlement includes the following terms and conditions:

1. Creation of a Convenience Class

The Third Amended Plan placed all Holders of unsecured claims in Class 8. The Plan now divides General Unsecured Claims into two classes—Class 8A General Unsecured Claims and Class 8B Convenience Claims. Pursuant to the Plan, any Allowed General Unsecured Claims that are equal to or less than $10,000 (inclusive of postpetition interest) (the “Convenience Claims”) will now be treated in Class 8B and will receive a Cash distribution equal to the Holder’s Allowed Convenience Claim (in lieu of the treatment provided to Holders of Allowed General Unsecured Claims in Class 8A). Each Allowed Convenience Claim is identified and set forth on the Schedule of Allowed General Unsecured Claims. In addition, each Holder of an Allowed General Unsecured Claim in Class 8A set forth on the Schedule of Allowed General Unsecured Claims has the option to elect on its Ballot to be treated as a Convenience Claim by having its Allowed General Unsecured Claim have its claim irrevocably reduced to $10,000 (inclusive of any postpetition interest) (such election the “Convenience Claim Election”). A Holder can make the Convenience Claim Election, by timely submitting such Holder’s Class 8A Ballot and checking the box in item 4 of such Ballot titled “Convenience Claim Election”.

If a Holder of a General Unsecured Claim properly makes the Convenience Claim Election, such Holder will not be entitled to any other recovery or distribution on account of its General Unsecured Claim in Class 8A. If a Holder of a General Unsecured Claim that is a Disputed Claim attempts to make the Convenience Claim Election, such Holder’s Convenience Claim Election will be ineffective and such Holder’s Claim will be treated as a General Unsecured Claim upon resolution of the dispute.

The Debtors estimate that the aggregate amount of cash payable to Holders of Convenience Claims in Class 8B will be no greater than $200,000.

2. Treatment of General Unsecured Claims

As a result of the GUC Settlement, in addition to receiving New Common Interests with a value, based on Plan Value, equal to one-hundred percent (100%) of such Holder’s Allowed General Unsecured Claim (as provided in the Third Amended Plan), each Holder of an Allowed General Unsecured Claim in Class 8A will receive:

•

its Pro Rata Share of New Common Interests with an aggregate value, based on Plan Value, equal to $3,296,039 minus the product of (x) the aggregate Allowed Convenience Claims and (y) the quotient of (i) the aggregate number of New Common Interests issued to Holders of Allowed April Convertible Notes Secured Claims and Allowed August Convertible Notes Secured Claims and (ii) the maximum number of New Common Interests issued, treated as if issued, and issued and reserved as treasury stock under the Plan (such quotient, the “Convertible Noteholders Convenience Claims Ratio”, and collectively, the “GUC Settlement Additional Equity Distribution Amount”); [5] and

•	its Pro Rata Share of the GUC Contingent Payment Obligations (defined and described below).

Moreover, as a result of the GUC Settlement, the Debtors settled certain Holders’ Allowed General Unsecured Claim amount, as reflected on the revised Schedule of Allowed General Unsecured Claim.

Pursuant to the GUC Contingent Payment Obligations, Holders of General Unsecured Claims in Class 8A shall receive the right to receive additional distributions of New Common Interests under certain circumstances on the terms set forth in the GUC Contingent Obligations Term Sheet attached to the Plan as Exhibit L (the “GUC Contingent Payment Obligations”). Below is a summary of the terms of GUC Contingent Payment Obligations.

Beginning on the Effective Date through the 18-month anniversary thereof (such anniversary, the “Testing Date” and, such period, the “Testing Period”), Reorganized Parent will pay each Holder of a General Unsecured Claim its Pro Rata Share of New Common Interests equal to the lesser of such Holder’s Pro Rata Share of (i) the GUC Contingent Payment Obligations Maximum Amount and (ii) the difference between (a) the GUC Equity Distribution 6 at Plan Value and (b) the value of the GUC Equity Distribution as implied by the volume weighted average of the closing price of the GUC Equity Distribution during the sixty (60) trading days prior to the Testing Date (the “Subject Amount”). If the GUC Contingent Payment Obligations have not been terminated prior to the Testing Date, the GUC Contingent Payment Obligations shall be payable within forty-five (45) days following the Testing Date.

If the fair market value of the GUC Equity Distribution trades above the value implied by Plan Equity Value during any twenty (20) trading days over any thirty (30) day trading period prior to the Testing Date, then the GUC Contingent Payment Obligation will be immediately extinguished and the Reorganized Parent will not owe any amounts on account of such obligation.

[5]	Based on current estimates, the Debtors expect the product of (i) the aggregate Allowed Convenience Claims and (ii) the Convertible Noteholders Convenience Claims Ratio to be less than $50,000.
[6]	The “GUC Equity Distribution” is the total value of New Common Interests distributed to Holders of Allowed General Unsecured Claims pursuant to the Plan.

To the extent a Disputed Class 8A Claim is Allowed subsequent to the Effective Date, the Holder of such Allowed Claim shall receive its Pro Rata Share of the GUC Contingent Payment Obligations pursuant to the terms herein, regardless as to whether the GUC Contingent Payment Obligations have previously terminated. For the avoidance of doubt, (i) the terms of the GUC Contingent Obligation shall come into effect, and the Testing Period shall begin, on the date such Holder of an Allowed General Unsecured Claim receives its GUC Equity Distribution and (ii) the Testing Date shall not be amended, revised, or otherwise modified for any GUC Contingent Obligation delivered to such Holder of an Allowed Class 8A Claim.

Pursuant to Section 5.23(c) of the Plan, if the GUC Contingent Payment Obligation has (i) not been terminated and (ii) is due and payable, then the Subject Amount shall be distributed by the Reorganized Parent from New Common Interests that have been treated as if issued as Disputed Class 8A Claim Shares and Disputed Class 11 Claim Shares following the disallowance, in whole or in part, of Disputed Class 8A Claims and/or Disputed Class 11 Claims. If the GUC Contingent Payment Obligations are terminated, the New Common Interests that would have been otherwise distributed under the GUC Contingent Payment Obligations shall be distributed to Holders of Claims or Interests in Classes 11 and 12 as and when Disputed Claims are resolved, in accordance with section 5.23 of the Plan.

For the avoidance of doubt, Holders of Class 3 Miner Equipment Lender Secured Claims that elect on their Ballot either the Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall waive their recovery on account of their Allowed Miner Equipment Lender Deficiency Claim and therefore receive no treatment as a Class 8A General Unsecured Claim.

3. Change in Calculation and Distribution of New Common Interests to Convertible Noteholders in Classes 1 & 2

Under the Third Amended Plan, the formerly defined term “Incremental Convertible Noteholders Equity Distribution” was to be distributed to Holders of Convertible Notes Secured Claims and calculated based on the entry of a Final Order regarding allowance or disallowance of (i) the Ad Hoc Equity Group Substantial Contribution Claim and (ii) the Equity Committee Professional Fee Claims of the Equity Committee. The distribution of New Common Interests would occur upon the entry of a Final Order approving the Professional Fee Claims of the Equity Committee as such Final Order would be entered after a Final Order allowing or disallowing the Ad Hoc Equity Group’s Substantial Contribution Claim.

Under the Plan, these New Common Interests will be distributed in two tranches. A modification was made to ensure that the Holders of Convertible Notes Secured Claims receive the applicable equity distribution upon the entry of a Final Order determining of allowed fees in each case. The First Incremental Convertible Noteholders Equity Distribution shall equal the amount of the Ad Hoc Equity Group Substantial Contribution Claim and shall be distributed on the Effective Date as such amount is expected to be determined by such date. The Second Incremental Convertible Noteholders Equity Distribution shall be equal to the amount by which the Final Equity Committee Fees Amount exceeds $9,914,000 minus the product of the aggregate Allowed Convenience Claims and the Convertible Noteholders Convenience Claims Ratio shall be distributed upon the entry of a Final Order approving the Final Equity Committee Fees Amount.7

[7]	The Equity Committee professionals shall have 10 days after the entry of the Confirmation Order to file their final fee applications.

4. Reduction in Amount of New Common Interests Distributed to Convertible Noteholders’ Claims in Classes 1 & 2

To provide a portion of the GUC Settlement Additional Equity Distribution Amount to Holders of General Unsecured Claims in Class 8A, the Second Incremental Convertible Noteholders Equity Distribution Amount payable under the Plan to Holders of April Convertible Notes Secured Claims and August Convertible Notes Secured Claims in Classes 1 and 2 shall be approximately $3.2 million lower than the formulation under the Third Amended Plan. If, however, the Final Equity Committee Fees Amount is less than $9,914,000 minus the Convenience Claim Adjustment, the remainder of New Common Interests necessary to satisfy the GUC Settlement Additional Equity Distribution Amount will come out of the Residual Equity Pool (Class 11 and 12 recoveries).

5. Reduction of Value in Residual Equity Pool Affecting Distributions to Holders of Allowed Claims in Class 11 and Interests in 12

As discussed above, the Debtors reached resolution with certain Holders of Class 8A General Unsecured Claims in the GUC Mediation regarding such Holders’ Allowed General Unsecured Claim amounts, resulting in an increase in the aggregate amount of Allowed General Unsecured Claims in Class 8A. As a result of such increase, as well as to fund the portion of the GUC Settlement Additional Equity Distribution Amount that is not funded by the reduction in the Second Incremental Convertible Noteholders Equity Distribution the Residual Equity Pool will decrease in a corresponding amount, thereby reducing recoveries for Holders of Allowed 510(b) Claims in Class 11 and Existing Common Interests in Class 12. As a result of the GUC Settlement, the Residual Equity Pool distributed to Holders of Allowed Claims in Class 11 and Interests in Class 12 on the Effective Date has been reduced by approximately $7.1 million of value, based on Plan Value.

In addition, if the GUC Contingent Payment Obligations becomes due and payable in accordance with their terms, distributions of New Common Interests from the resolution of Disputed Claims that would otherwise have increased the Residual Equity Pool will instead be distributed to Holders of Allowed General Unsecured Claims in Class 8A on account of the GUC Contingent Payment Obligations. Potential distributions of New Common Interests from the resolution of Disputed Claims up to the GUC Contingent Payment Obligations Maximum Amount8 shall not be issued and distributed until the earlier of (i) the termination of the GUC Contingent Payment Obligations or (ii) the date the GUC Contingent Payment Obligations become due and payable in an amount less than the GUC Contingent Payment Obligations Maximum Amount, in which case Classes 11 and 12 will receive the remaining New Common Interests after such GUC Contingent Payment Obligations are paid.

[8]	The “GUC Contingent Payment Obligations Maximum Amount” are New Common Interests with an aggregate value, based on Plan Value, equal to $7,100,000.

6. No Changes to Treatment of Class 4 (Other Secured Claims), Class 5 (M&M Lien Secured Claims), Class 6 (Secured Mortgage Claims), Class 7 (Priority Non-Tax Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests)

No changes have been made to the treatment provided to Holders in Class 4 (Other Secured Claims), Class 5 (M&M Lien Secured Claims), Class 6 (Secured Mortgage Claims), Class 7 (Priority Non-Tax Claims), Class 9 (Intercompany Claims), and Class 10 (Intercompany Interests).

7. Other Plan Amendments

The Debtors have made a number of other modifications to the Plan in accordance with the GUC Settlement, including, without limitation, the following:

•

Releases and Exculpations: The Creditors’ Committee and the members of the Creditors’ Committee, solely in their capacities as such, will receive releases and exculpation under the Plan, subject to Bankruptcy Court approval. All Related Parties thereto will receive releases under the Plan, subject to Bankruptcy Court approval. The full text of the Plan’s release and injunction provisions are included in Article VIII of the Plan.

•

Creditors’ Committee Consent Rights: The Plan provides that the Plan, the Plan Supplement, and the Confirmation Order will be in a form reasonably acceptable to the Creditors’ Committee, solely to the extent any such document materially affects the GUC Settlement or treatment of General Unsecured Claims.

•

Waiver of Avoidance Actions: The Plan provides the Reorganized Debtors shall be waive and release all Avoidance Actions that they may have in relation to any Holder of General Unsecured Claims and Convenience Claims in Classes 8A and 8B; provided, however, that the Reorganized Debtors shall retain the right to assert such Avoidance Actions as defenses or counterclaims with respect to any such Holder.

C. Additional Plan Modifications

1. Changes to Treatment of Holders of Unvested Restricted Stock and Forfeiture of Unvested Stock Options Held by Former Members of the Debtors’ Board

The Third Amended Plan provided Holders of Unvested Restricted Stock with the same recovery as Holders of Existing Common Interests (New Common Interests, New Warrants, and Subscription Rights). As modified, pursuant to the Plan, Holders of Unvested Restricted Stock in Class 12 will now receive (i) such Holder’s Pro Rata Share of New Common Interests in the Residual Equity Pool and (ii) in lieu of New Warrants and Subscription Rights, New Common Interests equal to the value of such Holder’s Pro Rate Share of the New Warrants and Subscription Rights. Any New Common Interests distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date.

All unvested Stock Options held by members of the Board of Directors of Core Scientific, Inc. immediately prior to the Effective Date are anticipated to be forfeited shortly after the Effective Date pursuant to the terms of the applicable Stock Option Award Agreements when such members are replaced by the New Board on the Effective Date. As a result, the Debtors amended the Plan to clarify the Debtors are no longer required to issue and reserve as treasury stock New Common Interests on account of unvested Stock Options held by Persons whose service with the Debtors will terminate on the Effective Date.

2. Clarification to the Miner Equipment Lender Settlement

The Debtors have clarified the treatment language with respect to the election options available to Holders of Class 3 Miner Equipment Lender Secured Claims. In accordance with the Plan, Holders of Class 3 Miner Equipment Lender Secured Claims that elect on their Ballot either the Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall waive their recovery on account of their Allowed Miner Equipment Lender Deficiency Claim and therefore receive no treatment as a Class 8A General Unsecured Claim.

3. Change to the Board Composition of the Reorganized Debtors

The New Board shall now consist of 7 members rather than the 5 members contemplated by the Third Amended Plan. Of the 2 additional members of the New Board, 1 will be selected by the Equity Committee in Class 1 (serving 13 months) and the other will be selected by the Ad Hoc Noteholder Group in Class 3 (serving 39 months).

4. Removal of Forfeiture of Distribution for Holders of Claims Without an Eligible DTC Account

Under the Plan, distributions of (i) New Common Interests, (ii) New Secured Convertible Notes, (iii) New Secured Notes, (iv) New Warrants, or (v) Contingent Payment Obligations will be made through DTC. Under the Third Amended Plan, Holders entitled to distributions who did not own or hold an account eligible to receive such a distribution through DTC on the date of distribution would forfeit such distribution. The Plan has been amended to provide for such distributions to such Holders on the books and records of the Reorganized Debtors or of the applicable agent, trustee, or transfer agent.

D.	Other Updates

1. Claims Reconciliation

Since filing the Third Amended Plan, the Debtors have continued to resolve Disputed Claims, which will enable them to make greater distributions of New Common Interests on the Effective Date to Holders of Claims or Interests in Classes 11 and 12. Of note, the Debtors (i) filed an omnibus claim objection to resolve (a) amended Claims, (b) duplicative Claims, (c) Claims asserted against the wrong or multiple Debtors, (d) late-filed Claims, (e) Claims with insufficient documentation, (f) Claims asserted by equity owners and (g) Claims being reclassified (Docket No. 1460), (ii) filed a motion to reclassify Claims pursuant to section 510(b) of the Bankruptcy Code (Docket No. 1463), and (iii) filed a motion to establish the maximum disputed claim amounts for distribution purposes (Docket No. 1525) (the “Disputed Claims Motion”).

Additionally, as discussed in the Disclosure Statement, Morgan Hoffman, on behalf of himself and ostensibly the plaintiffs in the Securities Class Action, filed Proof of Claim No. 632 against Debtor Core Scientific Inc. in the amount of $188.6 million (the “Securities POC”). The Third Amended Plan classified the Securities POC as a Class 11 510(b) Claim. At a December 6, 2023 hearing, the Bankruptcy Court (i) denied Hoffman’s request to file a Proof of Claim on account of the entire class of plaintiffs in the Securities Class Action and (ii) Disallowed the Securities POC without prejudice for Hoffman to file an amended Proof of Claim on account of his individual Claim.

The Debtors intend to continue the Claims reconciliation process to maximize the value in the Residual Equity Pool which will be distributed to Holders of Allowed Claims in Class 11 and Interests in Class 12 on the Effective Date.

2. Settlements/Agreements with Creditors

The Debtors recently reached a settlement in principle with litigation counterparty Sphere 3D Corp. (“Sphere” and such settlement the “Sphere Settlement”).9 Under the Sphere Settlement, Sphere 3D Corp. is expected to receive a total Allowed General Unsecured Claim of $10 million in Class 8A in resolution of Sphere’s Claim. The Sphere Settlement also includes mutual releases between the Debtors and Gryphon Digital Mining Inc. The Debtors plan to file a motion under Bankruptcy Rule 9019 to approve the Sphere Settlement.

In addition to the Sphere Settlement, the Debtors have finalized a number of value accretive transactions and settlements and filed motions seeking approval of such transactions, including (i) a motion to assume the Dalton Agreements providing the Debtors with reduced power costs at the Dalton Facility and the Debtors issuing Dalton a note to satisfy agreed upon cure costs;10 (ii) a motion to enter into an asset purchase agreement with Bitmain Technologies Delaware Limited;11 (iii) a motion to enter into a settlement with McCarthy the Debtors’ largest remaining Holder of Class 5 M&M Lien Secured Claims, in which the Debtors provided McCarthy with Cash and a note to (a) resolve McCarthy’s Claims against Debtors and (b) release McCarthy’s statutory liens against the Debtors’ Denton Facility,12 (iv) an amendment to the settlement with Foundry,13 and (v) settlements with various other parties of which the Debtors intend to seek Bankruptcy Court approval in the coming days.

[9]	The Debtors’ dispute with Sphere is discussed in further detail in section VI.J.iii.a of the Disclosure Statement.
[10]

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing Assumption and Performance of the Legacy Dalton Agreements, as Amended by the Dalton Settlement Agreement and (II) Granting Related Relief, filed December 6, 2023 (Docket No. 1515).

[11]

Debtors’ Motion for Entry of an Order (I) Authorizing Core Scientific, Inc.’s Entry Into Asset Purchase Agreement And (II) Granting Related Relief, filed on December 1, 2023 (Docket No. 1497). Details of the asset purchase agreement with Bitmain Technologies Delaware Limited are detailed in section VI.I.xii of the Disclosure Statement.

[12]

Debtors’ Motion for Entry of an Order (I) Authorizing (A) Assumption Of McCarthy Contracts, as Amended In Accordance With the Settlement Agreement And (B) Entry Into the Settlement Agreement, And (II) Granting Related Relief, filed on December 18, 2023 (Docket No. 1580) (the “McCarthy Settlement”).

[13]	The Foundry Settlement is described in section VI.I.xii of the Disclosure Statement.

3. DIP Amendment

On December 18, 2023, four days prior to the original maturity of the Debtors’ Replacement DIP Facility on December 22, 2023, the Debtors filed the Notice Of Intent To Execute Amendment To Replacement Dip Credit Agreement (Docket No. 1581) (the “DIP Extension Amendment”). The DIP Extension Amendment provides the Debtors with a 3 month extension of the Replacement DIP Facility and enables the Debtors to draw the remaining $35,000,000 commitment existing under the Replacement DIP Facility, in accordance with the terms of the DIP Extension Amendment, in exchange for an extension fee of $1,225,000. The DIP Extension Amendment provides the Debtors with additional liquidity in the event of a delay or unforeseen circumstances.

II.

VOTING PROCEDURES AND REQUIREMENTS

A. Important Deadlines

Please take note of the following important dates and deadlines, including the Voting Deadline of January 11, 2024 at 5:00 p.m. (prevailing Central Time):

Amended Plan Supplement Filing Deadline	January 5, 2024

Deadline to Object to Confirmation of Plan	January 11, 2024 5:00 p.m. (prevailing Central Time)

Deadline to Opt-Out of Releases Contained in Plan	January 11, 2024 5:00 p.m. (prevailing Central Time)

Voting Deadline[14]	January 11, 2024 5:00 p.m. (prevailing Central Time)

Deadline to File (i) Reply to Plan Objection(s) and (ii) Brief in Support of Plan Confirmation	January 14, 2024

Combined Hearing[15]	January 16, 2024 at 10:00 a.m. (Prevailing Central Time)

[14]	The Debtors may, with the consent of the Ad Hoc Noteholder Group, extend the Voting Deadline without further order of the Bankruptcy Court.
[15]	The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court or upon written notice, except for adjournments announced in open Bankruptcy Court.

B. Voting Deadline

Before voting to accept or reject the Plan, you should carefully review the Plan, attached hereto as Exhibit A, including the modifications described herein, the Disclosure Statement, and this Supplement. All descriptions of the Plan set forth in this Supplement are subject to the terms and conditions of the Plan.

All Holders in Voting Classes have been sent a Ballot to vote to accept or reject the Plan (the “Ballot”) together with the Disclosure Statement. Holders in Voting Classes are being provided with amended Ballots contemporaneous with this Supplement. Such Holders should read the Ballot carefully and follow the instructions contained therein. Each Ballot contains detailed voting instructions and sets forth in detail, among other things, the deadlines, procedures, and instructions for voting to accept or reject the Plan, the Voting Record Date for voting purposes, and the applicable standards for tabulating Ballots.

FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M. (PREVAILING CENTRAL TIME) ON JANUARY 11, 2024, UNLESS EXTENDED BY THE DEBTORS.

WITH THE EXCEPTION OF HOLDERS OF EXISTING COMMON INTERESTS IN CLASS 12, IF YOU PREVIOUSLY TIMELY SUBMITTED A BALLOT WITH RESPECT TO THE THIRD AMENDED PLAN AND DO NOT WISH TO CHANGE YOUR VOTE, THERE IS NO NEED TO TAKE ANY ACTION AND YOU DO NOT NEED TO SUBMIT A NEW BALLOT. IF YOU ARE A MEMBER OF A VOTING CLASS AND (A) HAVE NOT ALREADY VOTED AND WOULD LIKE TO VOTE TO ACCEPT OR REJECT THE PLAN OR (B) HAVE ALREADY VOTED BUT WOULD LIKE TO CHANGE YOUR VOTE, YOU MAY DO SO BY SUBMITTING A BALLOT.

HOLDERS OF EXISTING COMMON INTERESTS IN CLASS 12 MUST TIMELY SUBMIT A NEW BALLOT FOR SUCH HOLDER’S VOTE TO BE COUNTED.

C. Notice of Non-Voting Status

Holders in Classes 4, 7, 9, and 10 are Unimpaired and deemed to accept the Plan. Accordingly, Holders of Claims or Interests in Classes 4, 7, 9, and 10 will not receive a Ballot. Holders of Claims in Classes 4 and 7 have been served with a notice informing them of their non-voting status (the “Notice of Non-Voting Status”). With respect to Classes 9 and 10, the Debtors received a waiver of any requirement to serve any type of notice in connection with solicitation of the Plan because such Claims or Interests are held by the Debtors or the Debtors’ Affiliates and are Unimpaired by the Plan.

D. Opt-Out Form

In addition to having received a Notice of Non-Voting Status, Holders of Claims in Classes 4 and 7 have received a form to complete and return if the party elects to opt out of the releases contemplated by the Plan (“Opt-Out Form”). Other Beneficial Owners also have received an Opt-Out Form. To reflect the changes to the release provisions contained in the Plan, the Debtors will send amended Opt-Out Forms to the Other Beneficial Owners and the Holders of Claims in Classes 4 and 7.

To the extent a Holder of an Unimpaired Claim or Interest or Other Beneficial Owner wishes to elect to opt-out of the releases, such Holder or Other Beneficial Owner must return the Opt-Out Form, with the box checked indicating such Holder or Other Beneficial Owner is electing to opt-out of the releases, to the Solicitation Agent before 5:00 p.m. (prevailing Central Time) on January 11, 2024. Any Opt-Out Form previously submitted will be counted.

E. Further Information, Additional Copies

If you have any questions or require further information about the voting procedures for voting your Claim, or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, this Supplement, or any exhibits to such documents, please contact the Solicitation Agent at:

Core Scientific, Inc., Ballot Processing Center, c/o Stretto, Inc.

410 Exchange, Suite 100, Irvine, CA 92602

Telephone: (949) 404-4152 (toll free from U.S. or Canada)

or +1 (888) 765-7875 (international)

E-mail: CoreScientificInquiries@stretto.com

III.

CONCLUSION AND RECOMMENDATION

The Debtors believe the Plan is in the best interests of all stakeholders and urge the Holders of Claims or Interests in Class 1 (April Convertible Notes Secured Claims), Class 2 (August Convertible Notes Secured Claims), Class 3 (Miner Equipment Lender Secured Claims), Class 5 (M&M Lien Secured Claims), Class 6 (Secured Mortgage Claims), Class 8A (General Unsecured Claims), Class 8B (Convenience Claims), Class 11 (Section 510(b) Claims), and Class 12 (Existing Common Interests) to vote in favor thereof.

EXHIBIT A

Plan

(Filed Separately at Docket No. 1622)

EXHIBIT B

Plan Treatment Summary

The following table summarizes: (i) the treatment of Claims and Interests under the Plan; (ii) which Classes are Impaired by the Plan; (iii) which Classes are entitled to vote on the Plan; and (iv) the estimated recoveries for Holders of Claims or Interests. For the avoidance of doubt, the classification, treatment, and estimated recoveries of Classes 3, 4, 5, 6, 7, 9, and 10 are materially unaffected by the Plan Modifications. The table is qualified in its entirety by reference to the full text of the Plan, filed contemporaneously herewith.

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
Class 1 April Convertible Notes Secured Claims	Except to the extent that a Holder of an Allowed April Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Share of the New Secured Notes, (ii) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (iii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iv) such Holder’s Pro Rata Total Convertible Notes Share of (a) the ERO Shortfall Equity Distribution (if any), (b) the First Incremental Convertible Noteholders Equity Distribution (if any), and (c) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided that any Holder of an Allowed April Convertible Notes Secured Claims that is an Exit Lender shall have its distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (ii)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (for the avoidance of doubt	Impaired (Entitled to Vote)	$350 million[17]	100%

[16]

Unless otherwise specified, the amounts in this column include estimated Allowed Claim amounts plus applicable postpetition interest through an assumed Effective Date of December 31, 2023. These figures are solely estimates and may not reflect the value of the Claims that will ultimately be Allowed.

[17]

This reflects the settled amount pursuant to the Mediated Settlement. If applicable, for the period following January 15, 2024, postpetition interest at the applicable contract rate will be added to this amount.

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount [16]	Approx. Percentage Recovery
	without redistribution of such amounts so reduced being allocated to other Holders of Allowed Convertible Notes Claims); provided, further, that notwithstanding the foregoing, (i) the distribution of the First Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order Allowing or Disallowing the Ad Hoc Equity Group’s Substantial Contribution Claim and (ii) the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

Class 2 August Convertible Notes Secured Claims	Except to the extent that a Holder of an Allowed August Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (ii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iii) such Holder’s Pro Rata Total Convertible Notes Share of (a) the ERO Shortfall Equity Distribution (if any), (b) the First Incremental Convertible Noteholders Equity Distribution (if any), and (c) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided that any Holder of an Allowed August Convertible Notes Secured Claims that is an Exit Lender shall have its distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (i)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (for the avoidance of doubt without redistribution of such amounts so reduced being allocated to other Holders of	Impaired (Entitled to Vote)	$360 million[18]	100%

[18]

This reflects the settled amount pursuant to the Mediated Settlement. If applicable, for the period following January 15, 2024, postpetition interest at the applicable contract rate will be added to this amount.

2

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
	Allowed Convertible Notes Claims); provided, further, that notwithstanding the foregoing, (i) the distribution of the First Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order Allowing or Disallowing the Ad Hoc Equity Group’s Substantial Contribution Claim and (ii) the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

Class 3 Miner Equipment Lender Secured Claims

Except to the extent that a Holder of an Allowed Miner Equipment Lender Secured Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 (each as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Miner Equipment Lender Takeback Debt (the “Default Miner Equipment Lender Treatment”).

Each Holder of an Allowed Miner Equipment Lender Claim may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Claim, New Common Interests with a value, based on Plan Value, equal to one hundred percent (100%) of such Holder’s Allowed Miner Equipment Lender Claim Amount (“Miner Equipment Lender Treatment Election 1”).

		Impaired (Entitled to Vote)	$253.7 million[19]	100%

	Each Holder of an Allowed Miner Equipment Lender Secured Claim that is a Settling Miner Equipment Lender may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment,

[1][9]	This amount includes Miner Equipment Lender Deficiency Claims.

3

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery

in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Claim, such Holder’s applicable Miner Equipment Lender Takeback Debt (Election 2) (“Miner Equipment Lender Treatment Election 2”); provided, that any Holder electing Miner Equipment Lender Treatment Election 2 shall waive its recovery on account of its Allowed Miner Equipment Lender Deficiency Claim.

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment shall be treated as a General Unsecured Claim in accordance with the terms and provisions set forth in section 4.8 of the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall waive any recovery distributable pursuant to section 4.8 of the Plan on account of its Allowed Miner Equipment Lender Deficiency Claim.

Class 4 Other Secured Claims	On the Effective Date, all Allowed Other Secured Claims shall be reinstated in accordance with section 1124(2) of the Bankruptcy Code and the applicable Other Secured Claims Agreement and continued after the Effective Date in accordance with the terms and provisions of the applicable Other Secured Claims Agreement, subject to the procedures for Reinstated Claims set forth in Section 7.11 of the Plan, including to determine the applicable Cure Amount.	Unimpaired No (Presumed to Accept)	$20.6 million	100%

Class 5 M&M Lien Secured Claims	Except to the extent that a Holder of an Allowed M&M Lien Secured Claim agrees to a less favorable treatment of such Claim or settles such Claim pursuant to an M&M Lien Settlement (in which case, such Holder’s recovery shall be limited to the terms of the applicable M&M Lien Settlement and such Holder shall not be entitled to any recovery under the Plan), each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Claim, on the Effective Date or as soon as reasonably practicable thereafter, such	Impaired (Entitled to Vote)	$0[20]	n/a

[20]	This assumes the McCarthy Settlement is approved leaving Class 5 vacant.

4

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery

Holder’s applicable M&M Lien Takeback Debt; provided that to the extent any Subcontractor has filed an M&M Lien against a Debtor’s real property with respect to amounts which are secured, in duplication, by an M&M Lien filed by a General Contractor and evidenced by such General Contractor’s M&M Secured Lien Claim, as set forth on the M&M Lien Claims Schedule, (i) the Holder of the M&M Lien Secured Claim shall be the General Contractor, (ii) such Subcontractor shall not be entitled to a separate M&M Secured Lien Claim with respect to any such amounts secured in duplication, (iii) the Reorganized Debtors shall issue M&M Lien Takeback Debt with respect to any such amounts secured in duplication in favor of the General Contractor only as the Holder of the M&M Lien Secured Claim, (iv) the Reorganized Debtors shall repay the M&M Lien Takeback Debt issued to each such General Contractor by making payments directly to the General Contractor and each Subcontractor, pro rata in the percentages set forth next to each such General Contractor and Subcontractor on the M&M Lien Claims Schedule in the column titled “Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid to such General Contractor or Subcontractor”, and (v) each payment made directly to a Subcontractor shall reduce the amount of such General Contractor’s M&M Secured Lien Claim, such General Contractor’s M&M Lien, and such Subcontractor’s M&M Lien, in each case on a dollar-for-dollar basis; provided, however, that upon delivery to the Debtors of a final and unconditional lien waiver and release duly executed by a Subcontractor, in recordable form and substance sufficient to permanently waive and release such Subcontractor’s M&M Liens, the Reorganized Debtors shall make all further payments on account of such M&M Lien Takeback Debt attributable to such Subcontractor’s pro rata percentages set forth next to such Subcontractor on the M&M Lien Claims Schedule directly to the Holder of such Allowed M&M Lien Secured Claim.

Unless and until there is an Event of Default (as defined in the New M&M Lien Debt Term Sheet) under the terms of the applicable M&M Lien Takeback Debt, each Person

5

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery

asserting an M&M Lien shall be precluded from foreclosing or otherwise enforcing such M&M Lien or otherwise taking adverse action against the applicable Debtor with regard to the amounts secured by such M&M Lien.

Any M&M Lien (i) of a Subcontractor, (ii) of a General Contractor, or (iii) otherwise securing an Allowed M&M Lien Secured Claim and/or M&M Lien Takeback Debt shall be (a) fixed, as of the Effective Date, in the amount set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien”, (b) reduced on a dollar- for-dollar basis in the amount of each payment made on account of such M&M Lien pursuant to the terms of the M&M Lien Takeback Debt, and (c) fully and finally extinguished upon the repayment in full of all amounts payable under the applicable M&M Lien Takeback Debt, which extinguishment may be evidenced by recording in the applicable real property records a final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) such final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Any M&M Lien not on the M&M Lien Claims Schedule is hereby extinguished.

For the avoidance of doubt, all General Contractor Unsecured Claims shall be General Unsecured Claims Allowed in the amounts set forth on the M&M Lien Claims Schedule in the column titled “Allowed Unsecured Claim Amount” and treated in accordance with section 4.8 hereof.

6

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
Class 6 Secured Mortgage Claims	Except to the extent that a Holder of an Allowed Secured Mortgage Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Mortgage Treatment Election (as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Mortgage Takeback Debt. The Mortgage Agreements (and any applicable related documents) of Holders of Allowed Secured Mortgage Claims receiving the Default Mortgage Treatment shall be deemed amended to include a maturity date of December 31, 2025. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) any memorandum or such other documents or certificates required to effectuate such deemed amendment in the applicable real property records, and each applicable clerk is directed to accept such documentation. Each Holder of an Allowed Secured Mortgage Claim may elect on its Ballot to receive, no later than 60 days following the Effective Date, in lieu of the Default Mortgage Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Secured Mortgage Claim, Cash in an amount equal to ninety-five percent (95%) of such Holder’s Allowed Secured Mortgage Claim.	Impaired (Entitled to Vote)	$0.81 million	100%

Class 7 Priority Non-Tax Claims	The legal, equitable, and contractual rights of the Holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non- Tax Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder shall receive payment in Cash in an amount equal to such Claim, (ii) such Holder’s Allowed Priority Non-Tax Claim shall be Reinstated, or (iii) such Holder shall receive such other treatment so as to render such Holder’s Allowed Priority Non-Tax Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.	Unimpaired No (Presumed to Accept)		100%

7

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
Class 8(A) General Unsecured Claims

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the later of (as applicable) (i) the Effective Date or as soon as reasonably practicable thereafter and (ii) on or before the first Business Day after the date that is thirty (30) calendar days after the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, (x) New Common Interests with a value, based on Plan Value, equal to one-hundred percent (100%) of such Holder’s Allowed General Unsecured Claim, (y) such Holder’s Pro Rata Share of the GUC Settlement Additional Equity Distribution Amount, and (z) such Holder’s Pro Rata Share of the GUC Contingent Payment Obligations; provided, that to the extent that a Holder of a General Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Claim, such Holder shall only be entitled to a distribution on one General Unsecured Claim against the Debtors in full and final satisfaction of all such Claims.

For purposes of section 4.8 of the Plan, except as otherwise agreed upon pursuant to a settlement with the Debtors, the Allowed amount of any General Unsecured Claim shall include all interest accrued from the Petition Date through the date of distribution at the Federal Judgment Rate.

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment shall be treated as an Allowed General Unsecured Claim under the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 1 or Miner Equipment

		Impaired (Entitled to Vote)	$89.6 million[21]	100%

[21]	This amount does not include Miner Lender Deficiency Claims, assumes the Debtors will prevail on their objections to all Litigation Claims.

8

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
	Lender Treatment Election 2 shall waive any recovery distributable pursuant to section 4.8 hereof on account of its Allowed Miner Equipment Lender Deficiency Claim.

Class 8(B) Convenience Class Claims	Except the extent that a Holder of an Allowed Convenience Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, Cash in an amount equal to such Holder’s Allowed Convenience Claim; provided, that to the extent that a Holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Convenience Claim, such Holder shall only be entitled to a distribution on one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.	Impaired (Entitled to Vote)	$0.13 million	100%

Class 9 Intercompany Claims	On the Effective Date, or as soon as practicable thereafter, all Intercompany Claims shall be adjusted, Reinstated, or discharged (each without any distribution) to the extent reasonably determined to be appropriate by the Debtors or Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).	Unimpaired/ Impaired No (Presumed to Accept/Deem ed to Reject)		100%

Class 10 Intercompany Interests	On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests shall be unaffected by the Plan and continue in place following the Effective Date, solely for the administrative convenience of maintaining the existing corporate structure of the Debtors.	Unimpaired/ Impaired No (Presumed to Accept/Deem ed to Reject)		100%

Class 11 Section 510(b) Claims	Except to the extent that a Holder of an Allowed Section 510(b) Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i)	Impaired (Entitled to Vote)	$0	n/a22

[22]	The Debtors do not believe any of the Section 510(b) Claims should be Allowed.

9

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Estimated Allowed Amount[16]	Approx. Percentage Recovery
such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (ii) such Holder’s Pro Rata Equity Share of New Warrants, and (iii) in lieu of the right to participate in the Rights Offering, either Cash, New Common Interests, New Warrants, or some combination thereof, at the option of the Debtors or Reorganized Debtors, as applicable, in an amount equal to the value (if New Common Interests, at Plan Value) of the Subscription Rights that would have been distributable to such Holder if Subscription Rights were distributed to Holders in Class 11.

Class 12 Existing Common Interests	Except to the extent that a Holder of an Existing Common Interest agrees to a less favorable treatment of such Interest, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (ii) such Holder’s Pro Rata Equity Share of the New Warrants, and (iii) the right to participate in the Rights Offering in accordance with the Rights Offering Procedures; provided, that with respect to any Existing Common Interests that are Unvested Restricted Stock, any New Common Interests distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date. For the avoidance of doubt, with respect to any Existing Common Interests that are Unvested Restricted Stock, any New Common Interests distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date.	Impaired (Entitled to Vote)	n/a	n/a

10

THE ESTIMATED ALLOWED CLAIM AMOUNTS AND PROJECTED RECOVERIES SET FORTH IN THE TABLE ABOVE ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. NOTHING HEREIN SHALL BE CONSTRUED AS AN ADMISSION OR WAIVER OF ANY LITIGATION CLAIMS HELD BY ANY OF THE DEBTORS. REFERENCE SHOULD BE MADE TO THE PLAN FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

11

EXHIBIT C

Creditors’ Committee Recommendation

December 26, 2023

To: Holders of Class 8A General Unsecured Claims and Class 8B Convenience Claims

We are writing to you on behalf of the Official Committee of Unsecured Creditors (the “Committee”) of Core Scientific, Inc., et al (the “Debtors”) in connection with the solicitation of your vote with respect to the enclosed Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors [Docket No. 1622] (including exhibits thereto, the “Plan”).23 For the reasons set forth below, the Committee recommends that you vote to accept the Plan in accordance with the voting instructions set forth on your ballot.

The Debtors filed voluntary chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on December 21, 2022. On January 9, 2023, the Committee was appointed pursuant to section 1102 of the Bankruptcy Code by the United States Trustee to represent the interests of all of the Debtors’ general unsecured creditors. The Committee’s counsel in these chapter 11 cases is Willkie Farr & Gallagher LLP, and its financial advisor is Ducera Partners LLC.

Throughout these chapter 11 cases, the Committee has worked closely with the Debtors and other key parties in interest to reach agreement on a consensual chapter 11 plan that maximizes recoveries to general unsecured creditors. Following months of mediation and negotiations, the Committee reached a settlement of its issues regarding the Plan (the “Settlement”) that provides for the payment in full (plus interest) to Holders of General Unsecured Claims in Class 8A and Holders of Convenience Claims in Class 8B. The Settlement will be approved and implemented upon the Bankruptcy Court entering an order confirming the Plan.

As detailed in the Plan and corresponding Disclosure Statement, each Holder of an Allowed General Unsecured Claim in Class 8A will receive New Common Interests with a value, based on Plan Value, equal to one hundred percent (100%) of such Holder’s Allowed General Unsecured Claim. In addition, such Holders will receive their pro rata share of (a) the GUC Settlement Additional Equity Distribution Amount and (b) the GUC Contingent Payment Obligations. The Committee successfully negotiated the GUC Settlement Additional Equity Distribution Amount and the GUC Contingent Payment Obligations as part of a resolution of the Committee’s objections to the Plan. Separately, each Holder of an Allowed Convenience Claim in Class 8B (i.e., an Allowed General Unsecured Claim equal to or less than $10,000) will receive Cash in an amount equal to such Holder’s Allowed Convenience Claim. Distributions under the Plan on account of Allowed General Unsecured Claims and Allowed Convenience Claims will be made on the later of (i) the Effective Date or as soon as reasonably practicable thereafter and (ii) on or before the first Business Day after the date that is thirty (30) calendar days after the date such General Unsecured Claim or Convenience Claim, as applicable, becomes an Allowed Claim.

The package you received includes a copy of the Plan, the Disclosure Statement, and a ballot for voting on the Plan. The Committee, its counsel, and its financial advisor strongly encourage you to complete the ballot by voting to accept the Plan. The Committee is very pleased to communicate the terms of the Settlement to you. Bankruptcy cases where general unsecured creditors are paid in full plus interest are extremely rare. Put simply, the Plan and the Settlement embodied therein represent an excellent result for general unsecured creditors.

[23]	Capitalized terms not defined in this letter shall have the meaning defined in the Plan or the Disclosure Statement, as applicable.

2

Should you have questions, please feel free to reach out to the undersigned Committee’s counsel.

Sincerely,

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF CORE SCIENTIFIC INC., ET AL

By its counsel,

Brett H. Miller Todd M. Goren James H. Burbage Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019

3

EXHIBIT D

Plan Redline

(Filed Separately at Docket No. 1624)

EXHIBIT E

Tax Disclosures

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AS AMENDED

The following discussion supplements the discussion in Section VIII of the Disclosure Statement, “Certain Federal Income Tax Consequences of the Plan,” and is subject to the same limitations and assumptions applicable to that discussion. The following discussion replaces and supersedes the discussion of Holders of General Unsecured Claims and Convenience Claims. For purposes of this Exhibit, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Disclosure Statement.

The Plan, as amended, alters the treatment of holders of General Unsecured Claims and Convenience Claims. Under the Plan, as amended, in full and final satisfaction, settlement, release, and discharge of their Claims:

•	Holders of an Allowed General Unsecured Claim will receive New Common Interests and non-transferrable GUC Contingent Payment Obligations; and

•	Holders of an Allowed Convenience Claim will receive Cash.

This discussion assumes that (i) the installment method does not apply to the GUC Contingent Payment Obligations, either because the exchange is not eligible or because the U.S. Holder of Allowed General Unsecured Claims elects out of such treatment and (ii) the GUC Contingent Payment Obligations are received in a “closed transaction.” See section B below (“Ownership and Disposition of GUC Contingent Payment Obligations”).

A. Taxable Exchange

In general, a U.S. Holder of an Allowed General Unsecured Claim or Allowed Convenience Claim will recognize gain or loss equal to the difference, if any, between (i) (A) in the case of a Holder of an Allowed General Unsecured Claim, the fair market value of the New Common Interests and GUC Contingent Payment Obligations received in respect of its Claim, or (B) in the case of a Holder of an Allowed Convenience Claim, the amount of Cash received in respect of its Claim (other than, in each case, any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the U.S. Holder’s adjusted tax basis in its Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). A U.S. Holder of a Claim will have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest or accrued OID not previously included in income. See section C. below (“Distributions in Discharge of Accrued Interest or OID”). For a discussion of the character of any gain or loss, see section D. below (“Character of Gain or Loss”).

A U.S. Holder of an Allowed General Unsecured Claim generally will have a tax basis in its New Common Interests and GUC Contingent Payment Obligations received in satisfaction of its Claim equal to the fair market value of such New Common Interests and GUC Contingent Payment Obligations received. The U.S. Holder’s holding period in each should begin on the day following the Effective Date, subject to the discussion of the “straddle” rules below in section B. (“Ownership and Disposition of GUC Contingent Payment Obligations”).

B. Ownership and Disposition of GUC Contingent Payment Obligations

The U.S. federal income tax treatment of the GUC Contingent Payment Obligations (which are non-transferrable) is unclear, and depends, in part, on whether the GUC Contingent Payment Obligations are received in a “closed transaction” or an “open transaction” and whether such obligations are treated, as a contingent payment debt instrument for U.S. federal income tax purposes, as equity of Reorganized Parent or as a deferred payment obligation. Open transaction treatment should apply only if the fair market value of the GUC Contingent Payment Obligations cannot be ascertained as of the Effective Date, and the IRS has taken the position that only in “rare and extraordinary circumstances” is the fair market value of property so uncertain such that open transaction treatment would be available. Treatment as a contingent payment debt instrument is unlikely because the amount payable with respect to the GUC Contingent Payment Obligations is entirely contingent upon future events. Treatment as an equity interest of Reorganized Parent is also unlikely because the GUC Contingent Payment Obligations protect against a decline in the value of the stock of Reorganized Parent, rather than participating in the growth of the corporation. Accordingly, the Debtors intended to treat the GUC Contingent Payment Obligations as a deferred payment obligation in a closed transaction.

Payments on the GUC Contingent Payment Obligations (other than amounts treated as “imputed interest”) first would reduce a U.S. Holder’s tax basis in the GUC Contingent Payment Obligation (but not below zero) and thereafter result in gain to such U.S. Holder. U.S. Holders may be required to treat a portion of any payments under the GUC Contingent Payment Obligations as imputed interest. If no payments are ever received on the GUC Contingent Payment Obligation, or the aggregate payments received is less than such U.S. Holder’s tax basis in its GUC Contingent Payment Obligation, the U.S. Holder generally would recognize a loss. The character of any gain or loss as capital or ordinary in nature is uncertain.

The straddle rules potentially may apply while a U.S. Holder holds both GUC Contingent Payment Obligations and New Common Interests. The applicability of these rules may affect the timing of when a loss is recognized in connection with a (i) disposition of New Common Interests or (ii) lapse or disposition of GUC Contingent Payment Obligations. The straddle rules may also affect the applicable holding periods of New Common Interests or GUC Contingent Payment Obligations. Additionally, for purposes of the dividends received deduction, the holding period of the New Common Interests generally may not include periods in which a corporate U.S. Holder held GUC Contingent Payment Obligations.

U.S. Holders are urged to consult their tax advisor regarding the U.S. federal income tax treatment of the GUC Contingent Payment Obligations (including payments thereon, and the lapse or disposition thereof) and the potential application of the straddle rules.

C. Distributions in Discharge of Accrued Interest or OID

In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder of an Allowed General Unsecured Claim or Convenience Claim is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income or tax-exempt for U.S. federal income tax purposes). Conversely, a U.S. Holder of a General Unsecured Claim may be able to

2

recognize a deductible loss to the extent any accrued interest claimed or accrued OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer in an otherwise tax-free exchange could not claim a current deduction with respect to any unpaid OID. Accordingly, it is unclear whether, by analogy, any U.S. Holder of an Allowed General Unsecured Claim or Allowed Convenience Claim that does not constitute a “security” would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

The Plan provides that, except as otherwise provided therein or as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). See section 6.17 of the Plan. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes.

U.S. Holders of Allowed Claims are urged to consult their own tax advisor regarding the allocation of consideration received under the Plan, as well as the deductibility of accrued but unpaid interest (including OID) and the character of any loss claimed with respect to accrued but unpaid interest (including OID) previously included in gross income for U.S. federal income tax purposes.

D. Character of Gain or Loss

The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss of a U.S. Holder of an Allowed General Unsecured Claim or Allowed Convenience Claim will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether such Claim was acquired at a market discount and whether and to what extent the holder previously claimed a bad debt deduction with respect to such Claim.

A U.S. Holder of an Allowed General Unsecured Claim or Allowed Convenience Claim that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount or “revised issue price”, as described below, of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. A holder that purchased its Claim from a prior holder will be considered to have purchased such Claim with “market discount” if the holder’s adjusted tax basis in its Claim is less than the stated redemption price at maturity (or, in the case of Convertible Notes Secured Claims or any other Claim issued with OID, the “revised issue price”, i.e., generally, the issue price of such Claim plus the aggregate amount of OID includible in the income of prior holders) of such Claim by at least a statutorily defined de minimis amount. Under these rules, any gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a U.S. Holder of an Allowed General Unsecured Claim or Allowed Convenience Claim did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claims, such deferred amounts would become deductible at the time of the exchange.

3

EXHIBIT F

Updated Capital Structure Chart

(To be filed)

EXHIBIT G

Updated Pro-Forma Equity Split Chart

Class	% of Effective Date New Common Interests [1]
	$37.1 million Rights Offering (i.e. the Backstop Amount)	$55 million Rights Offering
Convertible Noteholder Equity Distribution	28.5%	28.5%
Exit Lenders Rights Offering Shortfall Equity	2.0%	0.0%
Distribution[2]
Convertible Noteholder Rights Offering Shortfall Equity	1.4%	0.0%
Distribution[3]
Incremental Convertible Noteholders Equity	0.2%	0.2%
Distributions[4]
Class 3 (Miner Equipment Lenders)[5]	19.2%	19.2%
Class 8 (GUC Claims)[6]	11.5%	11.5%
Class 11 (Section 510(b) Claims)	0.0%	0.0%
Class 12 (Existing Common Interests)[7]	18.7%	19.2%
Rights Offering – Backstop Fee	1.2%	1.2%
Rights Offering – Subscription + Backstop Shares	5.8%	8.6%
Shares reserved for Bitmain	5.9%	5.9%
Shares to be Distributed Post-Emergence	5.7%	5.7%

[1]

Equity splits subject to changes based on final Allowed Equity Committee fees, final Allowed Ad Hoc Equity Group Substantial Contribution Claim, final Claim sizes (including applicable post-petition interest rate and estimated amounts for Disputed Claims), and elections made by the Miner Equipment Lenders.

[2]

Equity distribution equal to Rights Offering shortfall amount ($55 million minus the actual Rights Offering amount) paid in equity with a 20% fee at a 30% discount to Plan Equity Value. Exit Lenders Rights Offering Shortfall Equity Distribution represents the first 2.0% equity distribution on account of the Rights Offering shortfall (if any).

[3]

Convertible Noteholder Rights Offering Shortfall Equity Distribution represents the remaining equity distribution on account of the Rights Offering shortfall after accounting for the Exit Lenders Rights Offering Shortfall Equity Distribution.

[4]

Sum of First Incremental Convertible Notes Equity Distribution and Second Incremental Convertible Notes Equity Distribution. Assumes Allowed Ad Hoc Equity Group Substantial Contribution Claim of $1.5 million, resulting in $1.5 million First Incremental Convertible Notes Equity Distribution. Assumes Allowed Equity Committee fees of $10 million, resulting in $3.25 million Second Incremental Convertible Noteholders Equity Distribution prior to reduction by Incremental Equity to GUCs and addition of Incremental Equity on Account of Convenience Class Payments. Incremental Equity to GUCs reduces the Second Incremental Convertible Notes Equity Distribution by $3.16 million. Incremental Equity on Account of Convenience Class Payments increases the Second Incremental Convertible Notes Equity Distribution by $0.04 million. The combined net Incremental Convertible Notes Equity Distribution is $1.63 million.

[5]

These percentages assume that Stonebriar Commercial Finance and BlockFi Lending LLC elect Miner Equipment Lender Treatment Election 2; Wingspire Equipment Finance LLC f/k/a Liberty Commercial Finance LLC and Jack Novak elect Default Miner Equipment Lender Treatment; and all other Miner Equipment Lenders elect Miner Equipment Lender Treatment Election 1. These assumptions are based on elections submitted to date as well as the Debtors’ conversations with the Settling Equipment Lenders. Does not include recovery on account of Miner Equipment Lender Deficiency Claims for lenders electing Default Miner Equipment Lender Treatment.

[6]

Includes (i) GUCs Settlement Additional Equity Distribution Amount and (ii) recovery on account of Miner Equipment Lender Deficiency Claims for lenders electing Default Miner Equipment Lender Treatment.

[7]

The illustrative equity allocation to Holders of General Unsecured Claims relies on certain assumptions including: (i) the Debtors prevail in objections to certain Claims including (but not limited to) Claims filed by securities litigation claimants and Oklahoma Gas and Electric Company; (ii) Sphere’s claim is resolved pursuant to a settlement or otherwise; (iii) Foundry’s claim is resolved pursuant to a settlement or otherwise; (iv) the Debtors prevail in the argument that unsecured creditors are entitled to post-petition interest at the Federal Judgement Rate; and (v) the Miner Equipment Lenders make elections as outlined in Note 5. If the Allowed amount of General Unsecured Claims increases, the allocation to Holders of Existing Common Interests will decrease.

2

Class	% of Effective Date New Common Interests [1]
	$37.1 million Rights Offering (i.e. the Backstop Amount)	$55 million Rights Offering
Total	100%[8]	100%
Total Convertible Notes Equity Ownership (including Exit Lenders)	32.1%	28.7%
Total Existing Common Interest Equity Ownership (including ERO and ERO Backstop Fee)[9]	25.6%	29.0%

[8]	The above percentages are rounded to the nearest 0.1% and thus total 100.1%.
[9]	Includes Backstop Fees earned by all Backstop Parties that are Holders of Existing Common Interests.

3